POWER OF ATTORNEY



Know all persons by these presents that Paul Hornung does hereby make, constitute and appoint Janet L. Steinmayer as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or limited partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to Volume Services America Holdings, Inc. (including any amendments or supplements to any reports, forms or schedules previously filed by such persons or entities): (i) pursuant to Sections 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), including without limitation, Schedule 13D, Schedule 13G,
Schedule 14G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.


                                                      /s/ Paul Hornung
                                                      -------------------------
                                                      Name:    Paul Hornung
November 25, 2003
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Date